Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Kimberly Brown, Director, Investor Relations
(617) 796-8237
www.snhreit.com

Senior Housing Properties Trust Announces First Quarter 2015 Results

Normalized FFO Per Share for the First Quarter Increases by 4.7% Year over Year to $0.45

Newton, MA (May 6, 2015):  Senior Housing Properties Trust (NYSE: SNH) today announced its financial results for the quarter ended March 31, 2015.

SNH’s President and Chief Operating Officer, David Hegarty, made the following statement:

“Our financial performance improved during the first quarter of 2015, highlighted by Normalized FFO growth of 4.7% compared to the comparable period last year. We also grew consolidated same property cash NOI by 1.1% year over year, including 5.0% same property NOI growth year over year in our managed senior living portfolio. SNH is achieving these improvements in its financial performance while we continue to upgrade the quality of our portfolio of properties. During the first quarter, we completed the acquisition of 23 high quality MOBs leased to strong credit quality tenants for approximately $539 million. Since the end of the first quarter, we have also closed the acquisition of 37 private pay senior living communities for approximately $763 million, 18 of which are leased and 19 of which are operated in a taxable REIT subsidiary structure.”

Results for the quarter ended March 31, 2015:

Normalized funds from operations, or Normalized FFO, for the quarter ended March 31, 2015 were $98.6 million, or $0.45 per basic and diluted share. This compares to Normalized FFO for the quarter ended March 31, 2014 of $80.1 million, or $0.43 per basic and diluted share. The increase in Normalized FFO is primarily the result of acquisitions since April 1, 2014.

Net income was $39.8 million, or $0.18 per basic and diluted share, for the quarter ended March 31, 2015, compared to net income of $38.6 million, or $0.21 per basic and diluted share, for the quarter ended March 31, 2014.

The basic and diluted weighted average number of common shares outstanding were 221.4 million for the quarter ended March 31, 2015, and 188.0 million for the quarter ended March 31, 2014.

Reconciliations of net income determined in accordance with U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, and Normalized FFO for the quarters ended March 31, 2015 and 2014 appear later in this press release.

Operating Results for the quarter ended March 31, 2015:

For the three months ended March 31, 2015, consolidated same property net operating income, or NOI, and cash basis NOI increased 0.9% and 1.1%, respectively, compared to the quarter ended March 31, 2014.

For the three months ended March 31, 2015, 43.9% of SNH’s NOI came from 121 properties leased to medical providers, medical related businesses, clinics and biotech laboratory tenants, or MOBs, including 11.3 million square feet of leasable area.  As of March 31, 2015, 96.2% of SNH’s MOB square feet were leased, compared to 95.9% as of December 31, 2014 and 95.0% as of March 31, 2014.  Same property occupancy for SNH’s MOBs owned continuously since January 1, 2014 decreased to 94.6% as of March 31, 2015, compared to 95.0% as of March 31, 2014.  Same property NOI and cash basis NOI decreased 2.3% and 1.5%, respectively, during the quarter ended March 31, 2015 compared to the quarter ended March 31, 2014.

For the three months ended March 31, 2015, 38.6% of SNH’s consolidated NOI came from 214 triple net leased senior living communities with 24,016 living units. Occupancy at triple net leased senior living communities was 85.3% during the most recently reported period, compared to 84.8% during the comparable period last year.(1) Same property occupancy at triple net leased senior living communities owned continuously since January 1, 2014 was 85.6% during the most recently reported period, compared to 85.4% during the comparable period last year.(1)  Same property NOI and cash basis NOI increased 1.4% and 1.2%, respectively, during the quarter ended March 31, 2015 compared to the quarter ended March 31, 2014.

For the three months ended March 31, 2015, 14.3% of SNH’s NOI came from 46 managed senior living communities with 7,290 living units.  Occupancy at managed senior living communities was 88.0% during the quarter ended March 31, 2015, compared to 88.8% during the comparable period last year.  Same property occupancy for managed senior living communities owned continuously since January 1, 2014 decreased to 87.9% during the quarter ended March 31, 2015, from 88.8% during the comparable period last year.  Same property NOI and cash basis NOI both increased 5.0% during the quarter ended March 31, 2015 compared to the quarter ended March 31, 2014.

Reconciliations of NOI and cash basis NOI to net income determined in accordance with GAAP for the quarters ended March 31, 2015 and 2014 appear later in this press release.

(1) Most recent reported data is based upon the operating results provided by SNH’s tenants for the 12 months ended December 31, 2014 and 2013 or the most recent prior period for which tenant operating results are available.

Recent Investment and Sales Activities:

In January 2015, SNH acquired 23 MOBs, for approximately $539.0 million, including the assumption of approximately $30.0 million of mortgage debt with a weighted average interest rate of 4.7%. The MOBs contain approximately 2.2 million square feet and are located in 12 states.

In December 2014, SNH entered into a purchase agreement to acquire 38 senior living communities with 3,466 living units located in 16 states for $790.0 million, excluding closing costs, and including the assumption of approximately $153.0 million of mortgage debt with a weighted average interest rate of 4.8%. On May 1, 2015, SNH completed the acquisition of 37 of these senior living communities with 3,379 living units for $762.6 million, and SNH amended the purchase agreement to accommodate a delayed closing of the remaining one senior living community with 87 living units, which SNH expects to acquire before year end 2015. Nineteen of the 38 communities, with 2,190 living units, including the one community that SNH has not yet acquired, are leased to seven senior living operators. The 19 remaining communities, with 1,276 living units, were acquired using Taxable REIT Subsidiary, or TRS, structures. SNH terminated the pre-existing management agreements for 14 of these communities, with 881 living units, and entered into management agreements with Five Star Quality Care, Inc., or Five Star, to manage these communities. The remaining five communities, with 395 living units, will continue to be managed by the current third party senior living operator. SNH financed this acquisition using cash on hand, borrowings under its revolving credit facility and the assumption of approximately $139.2 million of mortgage debt with a weighted average interest rate of 4.59%.

In April 2015, SNH entered into an agreement to acquire one new senior living community with 40 private pay independent living units located in Cumming, GA, for approximately $9.8 million, excluding closing costs. SNH intends to acquire this community using a TRS structure and expects to enter into a management agreement with Five Star to manage this community. This community is adjacent to an assisted living community owned by SNH which is managed by Five Star. This acquisition is expected to close in 2015.

In February 2015, SNH sold one vacant senior living community with 120 units located in Pennsylvania for $250,000, excluding closing costs. In April 2015, SNH sold one MOB (four buildings) with an aggregate 323,541 square feet located in New Mexico for $1.5 million, excluding closing costs.

Recent Financing Activities:

In February 2015, SNH issued 31,050,000 common shares in a public offering, raising gross proceeds of approximately $689.3 million, before underwriting discounts and expenses. SNH used part of the net proceeds of this offering to repay borrowings outstanding under its unsecured revolving credit facility and used the remainder for general business purposes, including the partial funding of the acquisition of 38 senior living communities reported above. Also in February 2015 and after this equity offering, SNH terminated a $700.0 million bridge loan commitment it had received in December 2014 and recognized a loss of $1.4 million on extinguishment of debt in the first quarter of 2015 in connection with that termination.

In February 2015, SNH repaid at par a mortgage note encumbering one property with a principal balance of $29.2 million and an interest rate of 6.02%. In April 2015, SNH prepaid a mortgage note encumbering one property with a principal balance of $6.3 million and an interest rate of 5.81%.

Conference Call:

On Wednesday, May 6, 2015, at 1:00 p.m. Eastern Time, David J. Hegarty, President and Chief Operating Officer, and Richard A. Doyle, Chief Financial Officer, will host a conference call to discuss the financial results for the quarter ended March 31, 2015.  The conference call telephone number is (800) 230-1074. Participants calling from outside the United States and Canada should dial (612) 234-9959. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time on Wednesday, May 13, 2015. To hear the replay, dial (320) 365-3844. The replay pass code is 358456.

A live audio webcast of the conference call will also be available in a listen-only mode on the company’s website, which is located at www.snhreit.com. Participants wanting to access the webcast should visit the company’s website about five minutes before the call. The archived webcast will be available for replay on the company’s website for about one week after the call.

The transcription, recording and retransmission in any way of SNH’s first quarter 2015 conference call are strictly prohibited without the prior written consent of SNH.

Supplemental Data:

A copy of SNH’s First Quarter 2015 Supplemental Operating and Financial Data is available for download from the SNH website, www.snhreit.com.  SNH’s website is not incorporated as part of this press release.

SNH is a real estate investment trust, or REIT, that owned 392 properties (419 buildings) located in 39 states and Washington, D.C. as of March 31, 2015. SNH is headquartered in Newton, MA.

Please see the pages attached hereto for a more detailed statement of SNH’s operating results and financial condition.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER SNH USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE” OR SIMILAR EXPRESSIONS, SNH IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON SNH’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY SNH’s FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FOR EXAMPLE:

•                  THIS PRESS RELEASE STATES THAT SNH HAS AGREED TO ACQUIRE ONE SENIOR LIVING COMMUNITY FOR APPROXIMATELY $9.8 MILLION AND THAT THE CLOSING IS EXPECTED TO OCCUR IN 2015. THIS TRANSACTION IS SUBJECT TO CLOSING CONDITIONS. THESE CONDITIONS MAY NOT BE SATISFIED AND THE ACQUISITION MAY NOT OCCUR, MAY BE DELAYED OR THE PRICE AND TERMS MAY CHANGE.

•                  THIS PRESS RELEASE REFERS TO 38 SENIOR LIVING COMMUNITIES, 37 OF WHICH WERE RECENTLY ACQUIRED BY SNH IN MAY 2015, AS PRIVATE PAY. ALTHOUGH ALL THE RESIDENTS AT THESE COMMUNITIES CURRENTLY PAY FOR SERVICES AT THOSE COMMUNITIES PRIMARILY WITH PRIVATE RESOURCES, RESIDENT RESOURCES MAY BE EXHAUSTED OR GOVERNMENT PROGRAMS MAY BE CHANGED SO THAT FUTURE PAYMENTS MAY BE RECEIVED FROM GOVERNMENT PROGRAMS.

•                  THIS PRESS RELEASE STATES THAT SNH HAS YET TO COMPLETE THE ACQUISITION OF ONE OF 38 SENIOR LIVING COMMUNITIES AND THAT SNH EXPECTS THE CLOSING TO OCCUR BEFORE YEAR END 2015. THE ACQUISITION OF THIS REMAINING SENIOR LIVING COMMUNITY IS SUBJECT TO CLOSING CONDITIONS. THESE CONDITIONS MAY NOT BE SATISFIED AND THE ACQUISITION MAY BE DELAYED FURTHER OR THE TERMS MAY CHANGE.

THE INFORMATION CONTAINED IN SNH’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER THE CAPTION “RISK FACTORS” IN ITS PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM SNH’S FORWARD LOOKING STATEMENTS. SNH’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, SNH DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

SENIOR HOUSING PROPERTIES TRUST

CONSOLIDATED STATEMENTS OF INCOME

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended
	March 31,
	2015	2014
Revenues:
Rental income	$145,784	$112,055
Residents fees and services	82,793	79,442
Total revenues	228,577	191,497

Expenses:
Property operating expenses	85,794	77,802
Depreciation	53,707	38,355
General and administrative	10,574	8,290
Acquisition related costs	1,158	122
Total expenses	151,233	124,569

Operating income	77,344	66,928

Interest and other income	75	105
Interest expense	(35,942)	(28,900)
Loss on extinguishment of debt	(1,409)	—
Income from continuing operations before income tax expense and equity in earnings of an investee	40,068	38,133
Income tax expense	(110)	(191)
Equity in earnings (losses) of an investee	72	(97)
Income from continuing operations	40,030	37,845
Discontinued operations:
(Loss) income from discontinued operations	(241)	1,300
Impairment of assets from discontinued operations	—	(721)
Income before gain on sale of properties	39,789	38,424
Gain on sale of properties	—	156
Net income	$39,789	$38,580

Weighted average common shares outstanding (basic)	221,375	188,026
Weighted average common shares outstanding (diluted)	221,397	188,045

Basic and diluted per common share amounts:
Income from continuing operations	$0.18	$0.21
Loss (income) from discontinued operations	—	—
Net income	$0.18	$0.21

SENIOR HOUSING PROPERTIES TRUST

CONSOLIDATED STATEMENTS OF FUNDS FROM OPERATIONS AND NORMALIZED FUNDS FROM OPERATIONS

(amounts in thousands, except per share data)

(unaudited)

Calculation of Funds from Operations (FFO) and Normalized FFO (1):

	Three Months Ended
	March 31,
	2015	2014

Net income	$39,789	$38,580
Depreciation expense from continuing operations	53,707	38,355
Gain on sale of properties	—	(156)
Impairment of assets from discontinued operations	—	721
FFO	93,496	77,500
Acquisition related costs from continuing operations	1,158	122
Loss on extinguishment of debt	1,409	—
Percentage rent adjustment(2)	2,500	2,500
Normalized FFO	$98,563	$80,122

Weighted average shares outstanding (basic)	221,375	188,026
Weighted average shares outstanding (diluted)	221,397	188,045

Basic and diluted per common share amounts:
FFO	$0.42	$0.41
Normalized FFO	$0.45	$0.43
Net income	$0.18	$0.21
Distributions declared per share	$0.39	$0.39

(1)               SNH calculates FFO and Normalized FFO as shown above.  FFO is calculated on the basis defined by the National Association of Real Estate Investment Trusts, or NAREIT, which is net income, calculated in accordance with GAAP, excluding any gain or loss on sale of properties and impairment of real estate assets, plus real estate depreciation and amortization, as well as certain other adjustments currently not applicable to SNH.  SNH’s calculation of Normalized FFO differs from NAREIT’s definition of FFO because SNH’s includes estimated percentage rent in the period to which SNH estimates that it relates rather than when it is recognized as income in accordance with GAAP, includes estimated business management incentive fees, if any, only in the fourth quarter versus the quarter they are recognized as expense in accordance with GAAP and excludes acquisition related costs, gain or loss on early extinguishment of debt, gain or loss on lease terminations and loss on impairment of intangible assets, if any.  SNH considers FFO and Normalized FFO to be appropriate measures of operating performance for a real estate investment trust, or REIT, along with net income, operating income and cash flow from operating activities.  SNH believes that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO may facilitate a comparison of its operating performance between periods and with other REITs.  FFO and Normalized FFO are among the factors considered by SNH’s Board of Trustees when determining the amount of distributions to shareholders.  Other factors include, but are not limited to, requirements to maintain SNH’s status as a REIT, limitations in its revolving credit facility agreement, term loan agreement and public debt covenants, the availability of debt and equity capital, SNH’s expectation of its future capital requirements and operating performance and SNH’s expected needs and availability of cash to pay its obligations.  FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, operating income or cash flow from operating activities, determined in accordance with GAAP, or as indicators of SNH’s financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of SNH’s needs.  These measures should be considered in conjunction with net income, operating income and cash flow from operating activities as presented in SNH’s Condensed Consolidated Statements of Income and Comprehensive Income and Condensed Consolidated Statements of Cash Flows.  Other REITs and real estate companies may calculate FFO and Normalized FFO differently than SNH does.

(2)               In calculating net income in accordance with GAAP, SNH recognizes percentage rental income received for the first, second and third quarters in the fourth quarter, which is when all contingencies are met and the income is earned.  Although SNH defers recognition of this revenue until the fourth quarter for purposes of calculating net income, it includes these estimated amounts in its calculation of Normalized FFO for each quarter of the year.  The fourth quarter Normalized FFO calculation excludes the amounts included during the first three quarters.

SENIOR HOUSING PROPERTIES TRUST

CALCULATION AND RECONCILIATION OF NET OPERATING INCOME (NOI) AND CASH BASIS NOI

(amounts in thousands)

(unaudited)

	For the Three Months Ended
	March 31,
	2015	2014
Calculation of NOI and Cash Basis NOI (1):
Revenues:
Rental income	$145,784	$112,055
Residents fees and services	82,793	79,442
Total revenues	228,577	191,497
Property operating expenses	85,794	77,802
Property net operating income (NOI):	142,783	113,695
Non cash straight line rent adjustments	(3,509)	(1,578)
Lease value amortization	(1,198)	722
Lease termination fees	(105)	—
Cash Basis NOI	$137,971	$112,839

Reconciliation of Cash Basis NOI to Net Income:
Cash Basis NOI	$137,971	$112,839
Non cash straight line rent adjustments	3,509	1,578
Lease value amortization	1,198	(722)
Lease termination fees	105	—
Property NOI	142,783	113,695
Depreciation expense	(53,707)	(38,355)
General and administrative expense	(10,574)	(8,290)
Acquisition related costs	(1,158)	(122)
Operating income	77,344	66,928

Interest and other income	75	105
Interest expense	(35,942)	(28,900)
Loss on early extinguishment of debt	(1,409)	—
Income before income tax expense and equity in earnings (losses) of an investee	40,068	38,133
Income tax expense	(110)	(191)
Equity in earnings (losses) of an investee	72	(97)
Income from continuing operations	40,030	37,845
Discontinued operations
(Loss) income from discontinued operations	(241)	1,300
Impairment of assets from discontinued operations	—	(721)
Income before gain on sale of properties	39,789	38,424
Gain on sale of properties	—	156
Net income	$39,789	$38,580

(1)                                 The calculation of NOI and Cash Basis NOI excludes certain components of net income in order to provide results that are more closely related to SNH’s properties’ results of operations. SNH calculates NOI and Cash Basis NOI as shown above excluding properties classified as discontinued operations.  SNH defines NOI as income from its real estate less its property operating expenses.  NOI excludes amortization of capitalized tenant improvement costs and leasing commissions.  SNH defines Cash Basis NOI as NOI less non cash straight line rent adjustments, lease value amortization and lease termination fees, if any. SNH considers NOI and Cash Basis NOI to be appropriate supplemental measures to net income because they may help both investors and management to understand the operations of SNH’s properties.  SNH uses NOI and Cash Basis NOI internally to evaluate individual and company-wide property level performance, and it believes that NOI and Cash Basis NOI provide useful information to investors regarding its results of operations because these measures reflect only those income and expense items that are incurred at the property level and may facilitate comparisons of its operating performance between periods and with other REITs. NOI and Cash Basis NOI do not represent cash generated by operating activities in accordance with GAAP and should not be considered as an alternative to net income, operating income or cash flow from operating activities determined in accordance with GAAP, or as indicators of SNH’s financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of SNH’s needs.  These measures should be considered in conjunction with net income, operating income and cash flow from operating activities as presented in SNH’s Condensed Consolidated Statements of Income and Comprehensive Income and Condensed Consolidated Statements of Cash Flows. Other REITs and real estate companies may calculate NOI and Cash Basis NOI differently than SNH does.

SENIOR HOUSING PROPERTIES TRUST

Calculation and Reconciliation of NOI, Cash Basis NOI, Same Property Net Operating Income (NOI) and Same Property Cash Basis NOI by Segment (1) (2)

(amounts in thousands)

(unaudited)

	For the Three Months Ended March 31, 2015					For the Three Months Ended March 31, 2014
	Triple Net					Triple Net
	Leased Senior	Managed				Leased Senior	Managed
	Living	Senior Living				Living	Senior Living
	Communities (2)	Communities (3)	MOBs (4)	Non-Segment (5)	Total	Communities (2)	Communities (3)	MOBs (4)	Non-Segment (5)	Total
Calculation of NOI and Cash Basis NOI:
Rental income / residents fees and services	$55,251	$82,793	$86,001	$4,532	$228,577	$54,890	$79,442	$52,763	$4,402	$191,497
Property operating expenses	-	(62,403)	(23,391)	-	(85,794)	-	(60,788)	(17,014)	-	(77,802)
Property net operating income (NOI)	$55,251	$20,390	$62,610	$4,532	$142,783	$54,890	$18,654	$35,749	$4,402	$113,695
NOI Growth	0.7%	9.3%	75.1%	3.0%	25.6%	--	--	--	--	--

Property NOI	$55,251	$20,390	$62,610	$4,532	$142,783	$54,890	$18,654	$35,749	$4,402	$113,695
Less:
Non cash straight line rent adjustments	52	-	3,320	137	3,509	(39)	-	1,480	137	1,578
Lease value amortization	-	-	1,143	55	1,198	-	-	(777)	55	(722)
Lease termination fees	-	-	105	-	105	-	-	-	-	-
Cash Basis NOI	$55,199	$20,390	$58,042	$4,340	$137,971	$54,929	$18,654	$35,046	$4,210	$112,839
Cash Basis NOI Growth	0.5%	9.3%	65.6%	3.1%	22.3%	--	--	--	--	--

Reconciliation of NOI to Same Property NOI:
Property NOI	$55,251	$20,390	$62,610	$4,532	$142,783	$54,890	$18,654	$35,749	$4,402	$113,695
Less:
NOI not included in same property	109	812	27,697	-	28,618	501	-	-	-	501

Same property NOI (6)	$55,142	$19,578	$34,913	$4,532	$114,165	$54,389	$18,654	$35,749	$4,402	$113,194
Same property NOI growth	1.4%	5.0%	(2.3%)	3.0%	0.9%	--	--	--	--	--

Reconciliation of Same Property NOI to Same
Property Cash Basis NOI:
Same property NOI	$55,142	$19,578	$34,913	$4,532	$114,165	$54,389	$18,654	$35,749	$4,402	$113,194
Less:
Non cash straight line rent adjustments	52	-	1,120	137	1,309	(37)	-	1,480	137	1,580
Lease value amortization	-	-	(829)	55	(774)	-	-	(777)	55	(722)
Lease termination fees	-	-	105	-	105	-	-	-	-	-
Same property cash basis NOI (6)	$55,090	$19,578	$34,517	$4,340	$113,525	$54,426	$18,654	$35,046	$4,210	$112,336
Same property cash basis NOI growth	1.2%	5.0%	(1.5%)	3.1%	1.1%	--	--	--	--	--

(1) For a calculation, reconciliation and definition of NOI and Cash Basis NOI, please see pages 8 and 9. Excludes properties classified in discontinued operations.

(2) Includes triple net senior living communities that provide short term and long term residential care and dining services for residents.

(3) Includes managed senior living communities that provide short term and long term residential care and dining services for residents.

(4) Includes properties where medical related activities occur but where residential overnight stays and dining services are not provided.

(5) Includes the operating results of certain properties that offer fitness, wellness and spa services to members.

(6) Consists of properties owned continuously since January 1, 2014.

SENIOR HOUSING PROPERTIES TRUST

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands)

(unaudited)

Balance Sheet:

	March 31,	December 31,
	2015	2014
ASSETS
Real estate properties	$6,717,946	$6,238,611
Less accumulated depreciation	(1,023,843)	(983,850)
	5,694,103	5,254,761
Cash and cash equivalents	77,794	27,594
Restricted cash	7,685	10,544
Deferred financing fees, net	29,649	30,549
Acquired real estate leases and other intangible assets, net	543,776	472,788
Other assets	184,088	172,033
Total assets	$6,537,095	$5,968,269

LIABILITIES AND SHAREHOLDERS’ EQUITY
Unsecured revolving credit facility	$—	$80,000
Unsecured term loan	350,000	350,000
Senior unsecured notes, net of discount	1,743,983	1,743,628
Secured debt and capital leases	625,131	627,076
Accrued interest	31,984	20,046
Assumed real estate lease obligations, net	123,435	122,826
Other liabilities	87,769	72,286
Total liabilities	2,962,302	3,015,862

Total shareholders’ equity	3,574,793	2,952,407
Total liabilities and shareholders’ equity	$6,537,095	$5,968,269

(END)